                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             KMG Chemicals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 KMG CHEMICALS, INC.
                               10611 HARWIN, SUITE 402
                                 HOUSTON, TEXAS 77036

                              NOTICE OF ANNUAL MEETING
                                  OF SHAREHOLDERS

     The Annual Meeting of Shareholders of KMG Chemicals, Inc., a Texas corporation (the "Company"), will be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 on November 18, 1998 at 1:00 p.m.:

     1. To elect five (5) directors to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

     2. To ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company for fiscal year 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Shareholders of record at the close of business on October 16, 1998 are entitled to notice of and to vote at this Annual Meeting of Shareholders or any adjournment or postponement thereof.

     All shareholders are cordially invited and urged to attend the Annual Meeting of Shareholders in person. EVEN IF YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ADDRESSED ENVELOPE. A return of a blank proxy will be deemed a vote in favor of the proposals contained in the Proxy Statement. If you attend, you may vote in person if you wish, even though you have sent in your the proxy.

                                       By Order of the Board of Directors,

                                       /s/ Fred C. Leonard III

                                       Fred C. Leonard III, Secretary

October 21, 1998

                                KMG CHEMICALS, INC.
                              10611 HARWIN, SUITE 402
                                 HOUSTON, TEXAS 77036

                                   PROXY STATEMENT

     This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of KMG Chemicals, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on November 18, 1998, at 1:00 p.m., at The Houstonian Hotel,
111 North Post Oak Lane, Houston, Texas 77024, and any adjournment or postponement thereof.

     The matters to be considered and acted upon at the Annual Meeting are described in the foregoing Notice of Annual Meeting and this Proxy Statement. This Proxy Statement and the related form of proxy are being mailed on or about October 23, 1998 to all shareholders of record as of October 16, 1998 (the "Record Date"). Shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented by proxies will be voted as described in this Proxy Statement or as otherwise specified by a shareholder. With respect to the election of directors, a shareholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. With respect to the other proposals contained herein, a shareholder may, by checking the appropriate box on the proxy: (i) vote for the proposal; (ii) vote against the proposal; or (iii) abstain from voting on the proposal.

     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company, (ii) executing and delivering a proxy bearing a later date or (iii) appearing at the Annual Meeting and voting in person.

     If the proxy in the accompanying form is properly executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions thereon. If no instructions are given on the matters to be acted upon, the shares represented by the proxy will be voted: (i) for election of the directors nominated herein; (ii) for the ratification of the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company for fiscal year 1999; and (iii) in the discretion of the proxy holders as to any business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

                                    VOTING RIGHTS

     Only holders of record of outstanding shares of Common Stock at the close of business on the Record Date are entitled to one vote for each share held on all matters coming before the Annual Meeting or any adjournment or postponement thereof. There were 7,000,169 shares of Common Stock outstanding and entitled to vote on the Record Date.

                                 VOTING REQUIREMENTS

     To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock entitled to vote and represented at the Annual Meeting in person or by proxy. To ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company, the affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote and represented at the Annual Meeting in person or by proxy is required.

                               ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

     The nominees for directors are the current directors. Each director of the Company will serve until the next annual meeting of shareholders or until his successor is elected and qualified. Set forth below is a description of the backgrounds of the nominees for director.

     DAVID L. HATCHER, age 55, has served as a director and President of the Company since its acquisition of KMG-Bernuth, Inc. ("KMG") in October 1996. Mr. Hatcher has also served as a director and President of KMG since 1985. Mr. Hatcher has worked in the wood treating industry since 1980 for predecessors and affiliates of KMG in various capacities, including engineer, general manager and President. Mr. Hatcher is also an officer and director of KMG de Mexico, S.A. de C.V., KMG's subsidiary.

     BOBBY D. GODFREY, age 59, has served as a director and Vice President of the Company since its acquisition of KMG in October 1996. Mr. Godfrey has also served as a director and Vice President of KMG since 1985.

     CHARLES M. NEFF, JR., age 52, has served as a director of the Company since its acquisition of KMG in October 1996. Mr. Neff also served as a director of KMG from 1991 until 1997 and served as Treasurer of KMG from 1993 until 1997. Mr. Neff served as the Chief Executive Officer and President of Houston National Bank, N.A. from 1988 to 1998 and is currently a director and Chief Executive Officer of Sterling Bank-Bayou Bend and President of National Health Capital, Ltd.

     FRED C. LEONARD III, age 53, has served as a director and Secretary of the Company since its acquisition of KMG in October 1996. Mr. Leonard also served as a director of KMG from 1992 until 1997 and served as the Secretary of KMG since 1993. Mr. Leonard has served as the Chairman of the Board, Chief Executive Officer and President of Valves Incorporated of Texas, Inc., a manufacturing company located in Houston, Texas since 1972. Mr. Leonard also currently serves as the Chairman of the Board and Treasurer of Agrimpex, Inc., a company that acts as a manufacturers' representative promoting sales of equipment and services in Turkey, and as Secretary of North Star Tours, Inc., a travel agency specializing in tours to Turkey.

     GEORGE W. GILMAN, age 54, has served as a director of the Company since its acquisition of KMG in October 1996 and also served as a director of KMG from 1995 until 1997. Mr. Gilman has served as the Chief Executive Officer, President and as a director of Commerce Securities Corporation, a National Association of Securities Dealers, Inc. member firm, since 1982 and has practiced law with the law firm of George Gilman, P.C. since 1986.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has two committees, an Audit Committee and a Compensation Committee, each composed of at least two independent directors. The Audit Committee, composed of Messrs. Leonard, Neff and Gilman, makes recommendations to the Board of Directors regarding the independent public accountants of the Company and the annual audit of the Company's financial statements and accounts. The Compensation Committee, composed of Messrs. Leonard, Neff and Hatcher, makes recommendations to the Board of Directors regarding compensation for the Company's executive officers, directors, employees and agents. During fiscal 1998, the Audit Committee and the Compensation Committee each held one meeting.

COMPENSATION OF DIRECTORS

     Each director, including directors who are employees of the Company, receives a fee of $400 for attending each monthly meeting of the Board of Directors other than the annual meeting, for which the fee has been $1,000. Directors of KMG also receive a fee of $350 for each meeting. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings and for other expenses incurred in performing in their capacity as directors. During fiscal 1998 the Board of Directors of the Company held twelve meetings and the board of directors of KMG held one meeting.

MANAGEMENT

     Set forth below is a description of the backgrounds of certain significant employees of the Company and KMG in addition to Messrs. Hatcher and Godfrey, whose backgrounds are described above.

     THOMAS H. MITCHELL, age 54, has served as KMG's Vice President since 1994. Mr. Mitchell has been employed by KMG since 1988 in various capacities, including general sales manager and since July, 1998 General Mananger.

     JACK VERNIE, age 54, has served as Controller of the Company since its acquisition of KMG in October 1996. Mr. Vernie has also served as Controller of KMG since 1994. Prior to his employment with KMG, Mr. Vernie served as Controller of Golden West Refining Company, a petroleum refining company located in Santa Fe Springs, California, from 1983 to 1993.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation paid to its chief executive officer, its other most highly compensated executive officer and an executive officer of a subsidiary of the Company for the fiscal years ended July 31, 1998, 1997 and 1996. None of the Company's other officers or directors received cash or non-cash compensation in excess of $100,000 for the fiscal year ended July 31, 1998.

                              SUMMARY COMPENSATION TABLE

                                                                      SHARES
                                                   ANNUAL           UNDERLYING     ALL OTHER
NAME AND                                        COMPENSATION (1)     OPTIONS      COMPENSATION
PRINCIPAL POSITION                 YEAR      SALARY        BONUS     GRANTED          (2)
------------------                 ----   ------------    --------  ----------    ------------
David L. Hatcher  . . . . . . . .  1998     $276,250      $147,300                   $30,150
President                          1997      274,625       147,000                    31,891
                                   1996      274,733       130,000                    42,673

Bobby D. Godfrey  . . . . . . . .  1998       81,250       148,281     1,000          14,869
Vice President                     1997       84,241         2,000                    12,325
                                   1996       88,889        16,500                    16,726

Thomas H. Mitchell  . . . . . . .  1998       97,950        28,000     7,500           5,492
Vice President (KMG                1997       95,687        17,000                     2,819
only)                              1996       91,596        16,000                     4,790

     (1) Includes directors fees paid to each of Mr. Hatcher and Mr. Godfrey for serving as directors of the Company and KMG. Amounts shown as bonuses in fiscal years 1997 and 1996 differ from previously reported amounts to allocate bonuses to the years earned.

     (2) Includes payments made by the Company under its 401(k) Profit Sharing Plan and, for David L. Hatcher and Bobby D. Godfrey, the economic benefit of premiums paid by the Company under certain split dollar life insurance agreements. In fiscal 1998, the economic benefit of the split dollar agreements was $21,990 for Mr. Hatcher and $9,295 for Mr. Godfrey.

                          OPTION GRANTS IN FISCAL YEAR 1998

                          SHARES OF
                        COMMON STOCK    PERCENT OF TOTAL
                         UNDERLYING        GRANTED TO       EXERCISE PRICE   EXPIRATION
NAME                  OPTIONS GRANTED      EMPLOYEES             ($/SH)         DATE
----                  ---------------   ----------------    --------------   ----------
David L. Hatcher. . .          0
Bobby D. Godfrey. . .      1,000              4.3%               4.50          8/27/07
Thomas H. Mitchell. .      7,500             31.9%               4.9375          (1)

     (1) Options expire ten years after becoming vested. Vesting is twenty percent of the total shares per year and the vesting period begins on the date of grant, October 2, 1997.

      AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1998 AND FISCAL YEAR-END VALUES

                                                                   VALUE OF
                                                 NUMBER OF       UNEXERCISED
                                                UNEXERCISED      IN-THE-MONEY
                                             OPTIONS FY98: (#)   OPTIONS: ($)
                         SHARES ACQUIRED ON     EXERSISABLE/      EXERCISABLE/
NAME                       EXERCISE (#)        UNEXERCISABLE     UNEXERCISABLE
----                     ------------------  -----------------   -------------
David L. Hatcher. . . .         0                    0
Bobby D. Godfrey. . . .         0                 1,000/0           $500/$0
Thomas H. Mitchell. . .         0              43,671/7,500      $208,922/$470

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of September 30, 1998 with regard to the beneficial ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of 5% or more of its outstanding Common Stock, (ii) the executive officers and directors of the Company individually and (iii) the officers and directors of the Company as a group.
All addresses are in care of the Company, 10611 Harwin Drive, Suite 402, Houston, Texas 77036.

                                                        NUMBER OF
      NAME                                            SHARES OWNED     PERCENT
      ----                                            ------------     -------
      David L. Hatcher  . . . . . . . . . . . . .       5,073,003       71.96
      Bobby D. Godfrey (1) (3)  . . . . . . . . .         447,497        6.35
      Fred C. Leonard III (2) (3) . . . . . . . .         954,500       13.54
      George W. Gilman (3)  . . . . . . . . . . .           2,000         .03
      Charles M. Neff, Jr.(3) . . . . . . . . . .          11,000         .16
      Thomas H. Mitchell (KMG executive
      officer) (3)  . . . . . . . . . . . . . . .          45,171         .64
      Directors and executive officers as a group
      (6 persons)   . . . . . . . . . . . . . . .       6,533,171       92.68

     (1) Mr. Godfrey granted a right of first refusal to purchase 443,497 shares of Common Stock to Valves Incorporated of Texas, Inc., a company in which Mr. Leonard is an officer and a principal shareholder.

     (2) Includes shares held by Valves Incorporated of Texas, Inc., a company in which Mr. Leonard is an officer and a principal shareholder.

     (3) The ownership shown in the table includes shares of Common Stock that may be acquired within 60 days on the exercise of outstanding stock options under the Company's 1996 Stock Option Plan as follows: Mr. Godfrey - 1,000 shares, Mr. Leonard - 1,000 shares, Mr. Gilman - 1,000 shares, Mr. Neff - 1,000 shares and Mr. Mitchell - 45,171 shares; and for the entire group - 49,171.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company, the Company knows of no failure in Section 16(a) beneficial ownership reporting compliance.

TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND OTHERS

     The Company loaned $200,000 to David L. Hatcher in fiscal 1998. That indebtedness is evidenced by an unsecured promissory note and is payable in seven annual installments of $28,571.43 plus interest at the prime rate. The amount owing under the promissory note at the end of fiscal 1998 was $200,000.

     The Company also loaned $218,000 to Mr. Hatcher in fiscal 1992. That indebtedness plus advances in subsequent fiscal years is evidenced by an unsecured promissory note dated July 15, 1994 in the principal amount of $252,984. The promissory note provides for semimonthly payments of $1,000, including interest at 6.5% per year, beginning on January 15, 1995. The amount owing under the promissory note was $245,223 and $253,007 at the end of fiscal years 1998 and 1997, respectively.

     The Company entered into split dollar life insurance agreements in 1991 with David L. Hatcher and Bobby D. Godfrey respecting life insurance policies. At the time the policies were obtained, David B. Hatcher II, the son of
David L. Hatcher, was the agent for the insurance company that issued the
policies.   According to the terms of the split dollar life insurance
agreements, the Company pays the entire premium due on the insurance policies and those payments are treated as advances to the insured. Advances are to be repaid to the Company out of the proceeds of the policy or upon termination of the agreements. In February 1998, the split dollar insurance agreement between the Company and Mr. Godfrey was terminated. The Company released the collateral assignment of the insurance policy bought under the plan on Mr. Godfrey and he signed a non interest bearing promissory note payable to the Company for $170,899.54, the amount of insurance premiums paid on behalf of Mr. Godfrey by the Company under the split dollar insurance plan. Premiums totaling approximately $77,000 and $75,000 were paid by the Company in fiscal years 1998 and 1997, respectively.

     Mr. Godfrey entered into an employment agreement with the Company in February 1998 having a term of seven years and containing a covenant not to compete.

     The Company's 401(k) Profit-Sharing Plan and its employee health insurance plan are also provided to the Company by the insurance company employing
David B. Hatcher II. The Company believes that the premiums and other terms of the split dollar insurance policies, the 401(k) Profit Sharing Plan and its employee health insurance plan are comparable to those provided by unrelated insurers.

     George W. Gilman, a director of the Company, is an employee of Gilman Financial Corporation ("GFC") and the father of Jeffrey L. Gilman, an officer, director and principal shareholder of GFC. GFC rendered services to KMG in connection with its acquisition by the Company in October, 1996. Persons selected by GFC were issued 137,695 shares of Common Stock in July 1997 pursuant to a Consulting Agreement ("GFC Consulting Agreement") with GFC for those services. The shares were issued to persons selected by GFC but did not include Mr. George W. Gilman. The services included (i) locating and performing due diligence upon potential merger or acquisition candidates,
(ii) providing advice regarding the structure of the contemplated transaction and the corporate structure of the resulting entity and (iii) reviewing the transaction documents.

                        PROPOSAL TO RATIFY THE APPOINTMENT
                              OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as independent accountants and auditors to conduct the annual audit of the Company's accounts for the fiscal year 1999. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment in light of the important role played by the independent auditors in maintaining the integrity of the Company's financial controls and reporting. If ratification of the appointment is not approved, the Board of Directors will reconsider the appointment.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. They will be available to respond to appropriate questions from shareholders at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS AND AUDITORS.

                    SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any shareholder who intends to present a proposal at the 1999 Annual Meeting of Shareholders must file such proposal with the Company by June 30, 1999, for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                    OTHER MATTERS

     The Board of Directors knows of no matters other than those stated above which are to be brought before the Annual Meeting. However, if any such other matters should be presented for consideration and voting, the persons named in the proxy to vote thereon will do so in accordance with their judgment.

By Order of the Board of Directors,

/s/ Fred C. Leonard III

Fred C. Leonard III
Secretary
October 21, 1998

                             Appendix - Form of Proxy

                                 KMG CHEMICALS, INC.
                    10611 HARWIN, SUITE 402, HOUSTON, TEXAS 77036

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David L. Hatcher as proxy with power of substitution to vote all shares of KMG Chemicals, Inc. (the "Company") which the undersigned is entitled to vote at an Annual Meeting of Shareholders on November 18, 1998, at the Houstonian Hotel, 111 North Post Oak Lane, Houston,
Texas 77024, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present as specified, respecting the following matters described in the accompanying Proxy Statement and, in his discretion, on other matters which come before such meeting.

     1. To elect five directors to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified.

          / /  FOR the nominees listed below   / /  WITHHOLD AUTHORITY to    / /  FOR ALL NOMINEES EXCEPT:

                                          vote for ALL nominees listed below

          Instructions: To withhold authority to vote for (an) any individual(s), choose the third box and write in the name of the nominee(s) on this line
          ------------------------------------------------------------------------------------------------
                  Nominees: David L. Hatcher, Bobby D. Godfrey, Fred C. Leonard III, George W. Gilman,
                            Charles M. Neff, Jr.

     2. To ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company for fiscal year 1999; and

                           FOR  / /             AGAINST  / /              ABSTAIN  / /

     3.   To transact such other business as may properly come before the meeting or any adjournment thereof.

     This proxy will be voted in accordance with shareholder specifications. Unless directed to the contrary, this proxy will be voted FOR each proposal and in his discretion for any other matters coming before the meeting. A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting may exercise the powers conferred herein. Receipt of accompanying Notice of Meeting and Proxy Statement is hereby acknowledged.


Date: _________________, 1998
                                       --------------------------------------
                                                     (Signature)

                                       --------------------------------------


                                       --------------------------------------
                                                (Please print your name)

                                        (PLEASE SIGN NAME AS FULLY AND EXACTLY
                                        AS IT APPEARS OPPOSITE. When signing in a fiduciary or representative capacity, please give full title as such. When more than one owner, each owner should sign. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.)

  PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY AT THE ADDRESS STATED ABOVE.